Exhibit 8.2

November 1, 2022

Citizens Bancshares Co.

100 NE State Hwy 92

Smithville, MO 64089

Attention: Board of Directors

Ladies and Gentlemen:

We have acted as counsel to Citizens Bancshares Co., a Missouri corporation ("Seller"), in connection with the Agreement and Plan of Merger (together with the exhibits and schedules thereto, the “Merger Agreement”), dated as of September 20, 2022, by and among Seller, Southern Missouri Bancorp, Inc. a Missouri corporation ("Buyer"), and Southern Missouri Acquisition VI Corp., a Missouri corporation ("Merger Sub") and a wholly-owned direct subsidiary of Buyer. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement, and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

Pursuant to the Merger Agreement, Seller will merge with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”). As soon as reasonably practicable thereafter, Merger Sub will merge with and into Buyer, with Buyer as the surviving corporation (the “Second Merger”) and Citizens Bank and Trust Company, a Missouri chartered trust company with banking powers and presently a wholly owned subsidiary of Seller ("CB") will merge with and into Southern Bank, a Missouri chartered trust company with banking powers and a wholly owned subsidiary of Buyer ("Southern Bank") (the "Bank Merger" and together with the Merger and the Second Merger, the “Integrated Mergers”). The Integrated Mergers and certain other matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Buyer, which includes the proxy statement/prospectus relating to the Integrated Mergers (the “Proxy Statement/Prospectus”).

At your request, we have examined the form of Registration Statement to be filed with the U.S. Securities and Exchange Commission, including the Proxy Statement/Prospectus that forms a part thereof, in connection with the issuance of shares of Buyer Common Stock and the payment of cash, in each case to the common shareholders of Seller in exchange for their shares of Seller Common Stock in the Merger.

You have requested our opinion regarding the material United States federal income tax matters described in the section of the Registration Statement entitled: “Material U.S. Federal Income Tax Consequences of the Merger.”

In rendering our opinion, we have reviewed (without any independent investigation) the Merger Agreement, the Registration Statement and all schedules and exhibits thereto, the representation letters dated as of the date hereof and delivered by Buyer and Seller to us for the purpose of rendering our opinion stated herein, and such other documents, certificates, and records we have deemed necessary or appropriate as a basis for the opinion set forth herein (all documents described in this sentence are collectively referred to as the “Documents”). We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations, and warranties contained in the Documents.

1201 Walnut Street, Suite 2900, Kansas City, MO 64106

November 1, 2022

In rendering our opinion, we have assumed (and are relying thereon, without any independent investigation thereof): (i) that the Merger will be consummated in accordance with the terms of the Merger Agreement and the certificates of the parties to the Merger and without breach or waiver of any material provision thereof and as described in the Registration Statement; (ii) the genuineness of all signatures and the authenticity of original Documents submitted to us, the conformity to the originals of Documents submitted to us as copies, and the due and valid execution and delivery of all Documents where due execution and delivery are a prerequisite to the effectiveness thereof; (iii) the legal capacity of all natural persons and that the Documents have been duly authorized by all necessary corporate actions in order to make the Documents valid and legally binding obligations of the parties enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy; (iv) all of the information, facts, statements, representations, warranties, and covenants contained in the Documents (without regard to any qualification stated therein and without undertaking to verify such information, facts, statements, representations, warranties, and covenants by independent investigation) are true and accurate at all relevant times (including as of the effective time of the Merger); (v) the respective parties to the Documents and all parties referred to therein (including all successors-in-interest to such parties) will act in all respects and at all relevant times in conformity with the requirements and provisions of the Documents; (vi) none of the terms and conditions contained in the Documents have been or will be waived or modified in any respect; (vii) none of the parties to the Merger Agreement will take any action after the effective time of the Merger that would cause the Merger not to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and (viii) the accuracy of any representation or statement made “to the knowledge of” or similarly qualified without such qualification. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the information, facts, statements, representations, warranties, and covenants provided or made by Buyer, Merger Sub, Southern Bank, Seller and CB in the Documents. Any change in the accuracy or completeness of any of the information, facts, statements, representations, warranties, or covenants provided or made by Buyer, Merger Sub, Southern Bank, Seller or CB in the Documents, or assumptions on which our opinion is based could affect our conclusion. Furthermore, we have assumed and relied upon the fact that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement.

Based solely upon and subject to the foregoing, and subject to the assumptions, qualifications, and limitations stated herein and set forth in the Registration Statement, we are of the opinion that, under current law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and we hereby confirm that the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the proxy statement/prospectus included in the Registration Statement, insofar as such discussion constitutes legal conclusions with respect to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger applicable to U.S. holders (as such term is defined in the Registration Statement) of the Seller Common Stock. Our opinion addresses only the specific matters described in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger”, insofar as they constitute legal conclusions with respect to matters of United States federal income tax law, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use or other tax consequences that may result from the transactions described in the Registration Statement, including any transaction undertaken in connection with the Merger. We express no opinion regarding the tax consequences of the Merger to U.S. holders (as such term is defined in the Registration Statement) of the Seller Common Stock that are subject to special tax rules. In addition, we express no opinion as to the tax treatment of, or effects resulting from, transactions which are not specifically addressed herein. We express no opinion as to whether the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger” addresses all of the United States federal income tax consequences of the Merger that may be applicable to Buyer, Merger Sub, Southern Bank, Seller or CB or the holders of the Seller Common Stock or Buyer Common Stock.

Our opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, all as of the date hereof. Our opinion is to be used only in connection with the Registration Statement and is for your benefit and may only be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any developments in the facts or in the application or interpretation of the United States federal income tax laws. Furthermore, if any of the statements, representations, warranties, assumptions, or certificates upon which we have relied to issue this opinion are incorrect, our opinion shall be void and may not be relied upon.

Our opinion set forth above is being rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act. We express no opinion as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus included therein, other than as expressly stated herein.

Very truly yours,

/s/ Stinson LLP

STINSON LLP